UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 7, 2007
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 3Com Corporation Offer Letter, dated as of May 9, 2007
EX-99.1 Press release dated as of May 10, 2007

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Termination of Mr. Halsted as Chief Financial Officer
             (b)   On May 9, 2007, we terminated the employment of Donald M. Halsted, III, our Executive Vice President and Chief Financial Officer. Mr. Halsted will continue as our Executive Vice President and Chief Financial Officer until the close of business on June 22, 2007 and has agreed to remain with 3Com in a non-executive transition role for a period of time at his current compensation level.
             (e)   Mr. Halsted will receive severance on the terms provided for in our existing previously-disclosed Section 16 Severance Plan, including:
•	One year of annualized base salary, payable in accordance with regular payroll practices;
•	Pro-rated earned incentive bonus for the year of termination (based on days worked), payable on the Company’s regular bonus schedule;
•	Continuation of coverage under health, dental, and vision insurance plans pursuant to COBRA and continuation of the company-paid portion of the premiums for the elected coverage under the plans until the earlier of: (i) one year from the termination date, or (ii) the date upon which Mr. Halsted becomes eligible for coverage under another employer’s group health, dental, or vision insurance plan(s);
•	Continued coverage under basic term life insurance for the same period;
•	Six months of accelerated vesting of outstanding equity subject to time-based vesting;
•	Extension of the exercise period for vested stock options to the earlier of (i) 165 days from the termination date; and (ii) the original term of the option; and
•	The foregoing is subject to the requirement that Mr. Halsted sign a release agreement containing (i) a release of claims against the Company, (ii) a one-year non-solicitation agreement, (iii) a one-year non-competition agreement and (iv) a non-disparagement agreement.
Appointment of Mr. Zager as new Chief Financial Officer
             (c)   On May 7, 2007, Jay Zager was appointed as our new Executive Vice President and Chief Financial Officer, and designated a Section 16 officer, effective on his start date (which is expected to be June 23, 2007). Mr. Zager’s appointment was conditioned on his acceptance of our offer, which occurred on May 9, 2007.
             Mr. Zager, 57, is currently an executive at Gerber Scientific, Inc., a leading international supplier of sophisticated automated manufacturing systems for sign making and specialty graphics, apparel and flexible materials, and ophthalmic lens processing. Mr. Zager joined Gerber in February 2005 as Senior Vice President and Chief Financial Officer and was appointed Executive Vice President and Chief Financial Officer in April 2006. As a member of the senior management team of Gerber, he is responsible for financial reporting, accounting, treasury operations, business planning, corporate development, investor relations, tax/pension administration and information technology. Prior to joining Gerber, Mr. Zager was Senior Vice President and Chief Financial Officer of Helix Technology Corp., a semiconductor equipment manufacturer, from February 2002 to February 2005. Earlier, from 2000-2001, he was Executive Vice President and Chief Financial Officer of Inrange Technologies Corp., a storage networking company. Before Inrange, he was with the Compaq/Digital Equipment organization for 14 years, holding a number of senior financial and business management positions including Vice President, Business Development and Vice President, Chief Financial Officer of Worldwide Engineering & Research. Mr. Zager received a Masters degree in Finance and Strategic Planning from Sloan School of Management, Massachusetts Institute of Technology and a Bachelor of Science degree in Operations Research from Massachusetts Institute of Technology.
             On May 9, 2007, we entered into an offer letter for an at-will employment arrangement with Mr. Zager to become our new Executive Vice President and Chief Financial Officer. The terms of Mr. Zager’s employment with us include:
•	A base salary of $400,000 per year;

•	Eligibility to receive a semi-annual cash incentive payment for the achievement of company and individual performance goals established by the Board of Directors or the Compensation Committee, with an annual target of no less than 65% of base salary;
•	A one-time sign-on bonus of $200,000, which must be returned if Mr. Zager voluntarily resigns within the first year of employment;
•	As an inducement to his employment with us, an obligation of the Company to grant 7-year options to purchase 500,000 shares of the Company’s common stock at an exercise price equal to the closing price of our common stock on the first Tuesday of the month following the month in which Mr. Zager commences employment with us (the “First Tuesday Date”), which options will vest as to 25% of the underlying shares on each anniversary of the grant date assuming Mr. Zager’s continued employment with us on each scheduled vesting date;
•	As an inducement to his employment with us, an obligation of the Company to grant 300,000 shares of restricted stock to Mr. Zager on the First Tuesday Date, which restricted stock will vest as to 25% on each anniversary of the grant date assuming Mr. Zager’s continued employment with us on each scheduled vesting date;
•	Severance benefits (under our previously disclosed Section 16 Severance Plan) for involuntary termination of Mr. Zager’s employment by us without cause, or Mr. Zager’s voluntary termination of his employment with us for good reason, including:
°	One year of annualized base salary, payable in accordance with regular payroll practices;
°	Pro-rated earned incentive bonus for the year of termination (based on days worked), payable on the Company’s regular bonus schedule;
°	Continuation of coverage under health, dental, and vision insurance plans pursuant to COBRA and continuation of the company-paid portion of the premiums for the elected coverage under the plans until the earlier of: (i) one year from the termination date, or (ii) the date upon which Mr. Zager becomes eligible for coverage under another employer’s group health, dental, or vision insurance plan(s);
°	Continued coverage under basic term life insurance for the same period;
°	Six months of accelerated vesting of outstanding equity subject to time-based vesting;
°	Extension of the exercise period for vested stock options to the earlier of (i) 165 days from the termination date; and (ii) the original term of the option;
°	The foregoing is subject to the requirement that Mr. Zager sign a release agreement containing (i) a release of claims against the Company, (ii) a one-year non-solicitation agreement, (iii) a one-year non-competition agreement and (iv) a non-disparagement agreement; and
°	If additional taxes would result due to IRC Section 409A, the Company will modify the payment schedule described above so that payments do not occur until the date that is six months and one day after the termination date.
•	Change of control benefits in the event that we undergo a change of control under our standard Section 16 officer benefits include:
°	Solely in the event that Mr. Zager is involuntarily terminated (other than for cause, death or disability) or voluntarily terminates his employment for good reason, in each case within three months prior to, or within twelve months following, a change of control, the following benefits apply:
▪	One year of annualized base salary and the full target bonus amount, payable in accordance with regular payroll practices;
▪	Pro-rated earned incentive bonus for the year of termination (based on days worked, or, if terminated prior to the change of control, based on days worked plus the period up to the change of control event), payable on the Company’s regular bonus schedule;
▪	Continuation of coverage under health, dental, and vision insurance plans pursuant to COBRA and continuation of the company-paid portion of the premiums for the elected coverage under the plans until the earlier of: (i) two years from the termination date, or (ii) the date upon which Mr. Zager becomes eligible for coverage under another employer’s group health, dental, or vision insurance plan(s);
▪	Continued coverage under basic term life insurance for the same period;
▪	100% acceleration of vesting of outstanding equity; and

▪	Extension of the exercise period for vested stock options to the earlier of (i) 165 days from the termination date; and (ii) the original term of the option.
°	The foregoing is subject to the requirement that Mr. Zager sign a release agreement containing (i) a release of claims against the Company, (ii) a one-year non-solicitation agreement, (iii) a one-year non-competition agreement and (iv) a non-disparagement agreement;
°	If additional taxes would result:
▪	due to IRC Section 409A, the Company will modify the payment schedule described above so that payments do not occur until the date that is six months and one day after the termination date; or
▪	due to IRC Section 280G, the Company (i) may reduce the benefits to the extent necessary to avoid such tax (if the payments are less than 3.59 times the “base amount” as defined by applicable tax regulations) and (ii) must make a payment to Mr. Zager to cover certain taxes (if the payments are equal to or greater than 3.59 times the “base amount” as defined by applicable tax regulations).
•	An agreement by Mr. Zager not to solicit employment for any employee of the Company during the term of his employment with the Company until the one year anniversary following termination of employment.
             The foregoing description of Mr. Zager’s employment terms is qualified in its entirety by reference to the provisions of the Offer Letter attached as Exhibit 10.1 to this Current Report on Form 8-K and the forms of Management Retention Agreement and Severance Benefits Agreement/Section 16 Officer Severance Plan previously filed with the SEC.
ITEM 9.01     Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

10.1	3Com Corporation Offer Letter, dated as of May 9, 2007, between the registrant and Jay Zager.*

99.1	Press release entitled “3Com Appoints New Chief Financial Officer” dated as of May 10, 2007.
*	Indicates a management contract or compensatory plan
Safe Harbor
     This Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding (1) executive transition matters, (2) employment terms and (3) future performance potential. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, the risks detailed in our filings with the SEC, including those discussed in our quarterly report filed with the SEC on Form 10-Q for the quarter ended March 2, 2007. 3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this Form 8-K or with respect to the announcements described herein.

SIGNATURE
                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: May 10, 2007	By:	/s/ NEAL D. GOLDMAN
Neal D. Goldman
Executive Vice President, Chief Administrative and Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	3Com Corporation Offer Letter, dated as of May 9, 2007, between the registrant and Jay Zager.*

99.1	Press release entitled “3Com Appoints New Chief Financial Officer” dated as of May 10, 2007.
*	Indicates a management contract or compensatory plan